                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): February 11, 1997.



                       UNIVERSAL HOSPITAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)


         Minnesota                        0-20086                41-0760940
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number          Identification No.)


1250 Northland Plaza, 3800 West 80th Street, Bloomington, MN     55431-4442
        (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (612) 893-3200


                                Not Applicable
        (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS


          On February 11, 1997, Universal Hospital Services, Inc. ("Universal") announced that it had entered into a definitive agreement for MEDIQ Incorporated ("MEDIQ") to acquire Universal for $17.50 per share of Common Stock, $.01 par value, of Universal. The acquisition is structured as a cash merger that is expected to close in late March or early April 1997 and is subject to approval by a majority of Universal's shareholders and Hart-Scott-Rodino clearance. Including the assumption of debt, the total purchase price is approximately $138 million. The press release is attached as Exhibit 99 to this Form 8-K.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (C)  EXHIBITS

     99   Press Release dated February 11, 1997.
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SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


Date: February 18, 1997


                               UNIVERSAL HOSPITAL SERVICES, INC.



                               By /s/Thomas A. Minner
                                  -------------------------------------
                                  Thomas A. Minner,
                                  President and Chief Executive Officer
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                                 EXHIBIT INDEX
                                 -------------



                                                  PAGE NO. IN SEQUENTIALLY
EXHIBIT   DESCRIPTION OF EXHIBIT                        NUMBERED COPY
-------   ----------------------                  ------------------------


  99      Press Release dated February 11, 1997